EXHIBIT 99.1

TransDigm Group Reports Fiscal Fourth Quarter and Year-End Results

Cleveland, Ohio, November 19, 2007/PRNewswire-FirstCall/—TransDigm Group Incorporated (NYSE: TDG), a leading global designer, producer and supplier of highly engineered aircraft components, today reported results for the fourth quarter and fiscal year ended September 30, 2007. Highlights include:

•	Fourth quarter earnings per share up 56.3% on sales increase of 45.0%

•	Fiscal 2007 net sales up 36.2% to $592.8 million from $435.2 million

•	Fiscal 2007 net income up 253% to $88.6 million from $25.1 million

•	Fiscal 2007 adjusted earnings per share up 60.3% to $2.10 from $1.31

•	Fiscal 2007 EBITDA As Defined up 41.3% to $274.7 million from $194.4 million

Fourth Quarter Results

Net sales for the quarter rose 45.0% to $168.0 million from $115.9 million in the comparable quarter a year ago. Organic net sales growth was approximately 17%. Sales were strong across commercial aerospace and defense, both OEM and aftermarket. The February 2007 acquisition of Aviation Technologies, Inc.(“ATI”) and other recent acquisitions accounted for the balance of the sales increase.

Net income for the quarter rose 62.1% to $24.7 million, or $0.50 per share, compared with $15.2 million, or $0.32 per share, in the comparable quarter a year ago. This increase in net income of $9.5 million was due to the growth in net sales described above, plus favorable aftermarket sales mix partially offset by higher amortization expense and research and development expenses. Lower interest expense as a percentage of net sales and a lower effective tax rate also contributed to the increase in net income as a percentage of net sales.

Adjusted net income for the quarter increased 66.8% to $28.0 million, or $0.57 per share, from $16.8 million, or $0.35 per share, in the comparable quarter a year ago. Adjusted net income for the current quarter excludes $3.3 million of acquisition-related costs and non-cash compensation-related expenses, net of tax, or $0.07 per share. Adjusted net income for the prior-year quarter excluded $1.6 million, net of tax, or $0.03 per diluted share, of non-cash compensation costs, acquisition-related expenses and debt refinancing costs.

EBITDA for the quarter increased 45.8% to $72.5 million from $49.7 million for the comparable quarter a year ago. EBITDA As Defined for the quarter increased 46.5% to $76.6 million from $52.2 million for the comparable quarter a year ago.

Fiscal Full Year Results

As previously disclosed, on May 25, 2007, the Company completed a secondary offering of 11,500,000 shares of common stock at $35.25 per share. All of the shares were sold by TD Group Holdings LLC, an entity controlled by Warburg Pincus, and certain members of management. The Company did not receive any proceeds from the offering. Additionally, the Company acquired the businesses of aerospace component suppliers Bruce Aerospace, Inc. on August 10, 2007, ATI on February 7, 2007 and CDA InterCorp on October 3, 2006.

Fiscal 2007 net sales were $592.8 million, a 36.2% increase over net sales of $435.2 million in the comparable period last year. Organic growth was approximately 14%. Recent acquisitions contributed the balance of the increase.

Fiscal 2007 net income increased 253% to $88.6 million, or $1.83 per share, from $25.1 million, or $0.53 per share, in the comparable period a year ago. The increase was due primarily to the absence of debt refinancing costs recorded in the prior-year period and to acquisitions and the organic growth in net sales, primarily from the commercial aerospace aftermarket and OEM markets, along with our ongoing operational improvement focus. The increase was partially offset by higher spending on research and development and an increase in amortization expenses relating to the recent acquisitions. Also contributing to the increase in net income as a percentage of sales was lower interest expense as a percentage of net sales and a lower effective tax rate.

Fiscal 2007 adjusted net income increased 64.5% to $101.8 million, or $2.10 per share, from $61.9 million, or $1.31 per share, in the comparable period a year ago. Adjusted net income in the current fiscal year excludes $8.4 million of acquisition-related costs, net of tax, or $0.17 per share; $3.4 million of certain non-cash compensation-related expenses, net of tax, or $0.07 per share; and $1.4 million of costs related to the secondary offering and other costs, net of tax, or $0.03 per share. Adjusted net income in the prior fiscal year excludes $29.5 million, net of tax, or $0.62 per share, of debt refinancing costs and $7.3 million, net of tax, or $0.16 per share, of initial public offering expenses, certain non-cash compensation related expenses, a one-time special bonus and acquisition-related expenses.

Fiscal 2007 EBITDA increased 92.0% to $257.8 million compared with $134.3 million for the comparable period a year ago. EBITDA As Defined for fiscal 2007 increased 41.3% to $274.7 million from $194.4 million for the comparable period a year ago.

“We are pleased with our operating results for the fourth quarter and the full fiscal year,” said W. Nicholas Howley, TransDigm Group’s Chairman and Chief Executive Officer. “We saw strong organic growth across all commercial aerospace markets and improving trends in our defense business. We completed three acquisitions during the year, and the integration process is on track. Due to a combination of particularly strong commercial aftermarket demand and ongoing productivity and value pricing efforts, we were able to improve our EBITDA As Defined margin to 46.3% for fiscal 2007 compared with 44.7% in the prior-year period in spite of the slightly dilutive impact of the ATI acquisition.”

Fiscal 2008 Outlook

Assuming no acquisition activity and based upon current market conditions, the Company expects fiscal 2008 financial performance to be as follows:

•	Revenues are anticipated in the range of $680 million to $700 million;

•	Net income is anticipated in the range of $113 million to $118 million;

•	EBITDA As Defined is anticipated in the range of $312 million to $324 million;

•	Earnings per share are expected to be in the range of $2.27 to $2.37 per share on weighted average shares of 49.8 million; and

•	Adjusted earnings per share are expected to be in the range of $2.43 to $2.53 per share compared to $2.10 in fiscal 2007.

“While we do not provide forecasts of quarterly earnings, investors should note that we expect our fiscal 2008 results to be stronger in the second half of the year,” said Howley. “With fewer shipping days, our fiscal first quarter is typically the slowest. In addition, interest expense and other acquisition related amortization expense will be significantly higher in the first quarter of fiscal 2008 compared to the first quarter of fiscal 2007. Over the course of the year, we look for successively stronger quarters.”

Please see the attached tables for a reconciliation of net income to EBITDA, EBITDA As Defined, and adjusted net income for the periods discussed in this press release.

Conference Call

TransDigm Group will host a conference call for investors and security analysts today, November 19, 2007, beginning at 11:00 a.m., Eastern Time. To join the call, dial (866) 362-4831 and enter the pass code 85650632. International callers should dial (617) 597-5347 and use the same pass code. A live audio webcast can be accessed online at http://www.transdigm.com. The call will be archived on the website and available for replay at approximately 1:00 p.m., Eastern Time. A telephone replay will be available for two weeks by dialing (888) 286-8010 and entering the pass code 99946716. International callers should dial (617) 801-6888 and use the same pass code.

About TransDigm Group

TransDigm Group, through its wholly-owned subsidiaries, is a leading global designer, producer and supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft in service today. Major product offerings, substantially all of which are ultimately provided to end-users in the aerospace industry, include ignition systems and components, gear pumps, mechanical/electromechanical actuators and controls, NiCad batteries/chargers, power conditioning devices, hold-open rods and locking devices, engineered connectors, engineered latches and cockpit security devices, lavatory hardware and components and specialized AC/DC electric motors, aircraft audio systems, cockpit displays, valving and fluorescent lighting.

Non-GAAP Supplemental Information

EBITDA, EBITDA As Defined, adjusted net income and adjusted earnings per share are non-GAAP financial measures presented in this press release as supplemental disclosures to net income and reported results. TransDigm Group defines EBITDA as earnings before interest, taxes, depreciation and amortization and defines EBITDA As Defined as EBITDA plus certain non-operating items, acquisition-related costs, non-cash charges incurred in connection with certain employee benefit plans and certain expenses incurred in connection with our financing activities, including the public equity offerings. TransDigm Group defines adjusted net income as net income plus purchase accounting backlog amortization expense, non-operating items, acquisition-related costs, non-cash charges incurred in connection with certain employee benefit plans and certain expenses incurred in connection with our financing activities, including the public equity offerings. For more information regarding the computation of EBITDA, EBITDA As Defined and adjusted net income, please see the attached financial tables.

Backlog amortization represents the amortization of the fair value of the outstanding purchase orders of an acquired business as of the date of an acquisition that we recognize in connection with our acquisitions. Those purchase orders, or backlog intangible assets, are typically amortized over one year. Historically, the size of the backlog intangible assets recognized in connection with our acquisitions, and the related amortization expense, has not been significant. However, the backlog intangible asset and the related amortization expense we recognized in connection with the acquisition of Aviation Technologies, Inc. is more significant, and we therefore believe that it is more meaningful to investors to exclude this non-cash expense from the calculation of adjusted net income. As a result, adjusted net income information for the historical periods included in this press release has been adjusted to exclude backlog amortization expense to conform to the presentation that we have used for the present period and intend to use for future periods.

TransDigm Group presents these non-GAAP financial measures because it believes that they are a useful indicator of its operating performance. TransDigm Group believes that EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties to measure a company’s operating performance without regard to items such as interest expense, income tax expense and depreciation and amortization, which can vary substantially from company to company. EBITDA As Defined is used to measure TransDigm Inc.’s compliance with the financial covenant contained in its credit facility. TransDigm Group’s management also uses EBITDA As Defined to review and assess its operating performance and management team in connection with employee incentive programs and the preparation of its annual budget and financial projections. In addition, TransDigm Group’s management and our investors use adjusted net income as a measure of comparable operating performance between time periods and among companies as it is reflective of changes in pricing decisions, cost controls and other factors that affect operating performance.

None of EBITDA, EBITDA As Defined, adjusted net income or adjusted earnings per share is a measurement of financial performance under GAAP and such financial measures should not be considered as an alternative to net income, operating income, cash flows from operating activities or other measures of performance determined in accordance with GAAP. In addition, TransDigm Group’s calculation of these non-GAAP financial measures may not be comparable to the calculation of similarly titled measures reported by other companies.

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995, including expectations of future performance, profitability, growth and earnings. All statements other than statements of historical fact that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements, including, in particular, statements about our plans, objectives, strategies and prospects regarding, among other things, our financial condition, results of operations, and business. We have identified some of these forward-looking statements with words like “believe”, “may”, “will”, “should”, “expect”, “intend”, “plan”, “predict”, “anticipate”, “estimate”, or “continue” and other words and terms of similar meaning. Specifically, statements contained under the heading “Fiscal 2008 Outlook” constitute forward-looking statements.

All forward-looking statements involve risks and uncertainties which could affect TransDigm Group’s actual results and could cause its actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, TransDigm Group. These risks and uncertainties include but are not limited to: future terrorist attacks; a decrease in flight hours and our customers’ profitability, both of which are impacted by general economic conditions; our substantial indebtedness; our reliance on certain customers; our fixed price contracts; the U.S. defense budget and risks associated with being a government supplier; failure to maintain government or industry approvals; the pricing review to which certain of our divisions and subsidiaries have been subject; failure to complete or successfully integrate acquisitions; future sales of common stock in the market caused by the substantial amount of stock held by affiliates; and other factors. Further information regarding the important factors that could cause actual results to differ materially from projected results can be found in TransDigm Group’s Annual Report on Form 10-K and any other reports that TransDigm Group or its subsidiaries have filed with the Securities and Exchange Commission. Except as required by law, TransDigm Group undertakes no obligation to revise or update the forward-looking statements contained in this press release.

Contact:	Sean Maroney
Investor Relations
(216) 706-2945
ir@transdigm.com

TRANSDIGM GROUP INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

FOR THE THIRTEEN AND FIFTY-TWO WEEK PERIODS ENDED

SEPTEMBER 30, 2007 AND SEPTEMBER 30, 2006

(Amounts in Thousands, except per share data)

(Unaudited)

	Thirteen Week Periods Ended September 30,		Fifty-Two Week Periods Ended September 30,
	2007	2006	2007	2006
NET SALES	$168,038	$115,892	$592,798	$435,164

COST OF SALES	79,964	57,429	283,766	213,874

GROSS PROFIT	88,074	58,463	309,032	221,290

OPERATING EXPENSES:
Selling and administrative	18,843	11,250	62,890	48,309
Amortization of intangibles	3,687	1,516	12,304	6,197
Refinancing costs	—	161	—	48,617

Total operating expenses	22,530	12,927	75,194	103,123

INCOME FROM OPERATIONS	65,544	45,536	233,838	118,167

INTEREST EXPENSE - Net	25,447	18,046	91,767	76,732

INCOME BEFORE INCOME TAXES	40,097	27,490	142,071	41,435

INCOME TAX PROVISION	15,422	12,268	53,426	16,318

NET INCOME	$24,675	$15,222	$88,645	$25,117

Net Earnings Per Share:
Basic earnings per share	$0.53	$0.34	$1.94	$0.57
Diluted earnings per share	$0.50	$0.32	$1.83	$0.53

Weighted-Average Shares Outstanding:
Basic	46,960	44,626	45,630	44,415
Diluted	49,360	47,424	48,542	47,181

TRANSDIGM GROUP INCORPORATED

SUPPLEMENTAL INFORMATION

FOR THE THIRTEEN AND FIFTY-TWO WEEK PERIODS ENDED

SEPTEMBER 30, 2007 AND SEPTEMBER 30, 2006

(Amounts in Thousands)

(Unaudited)

	Thirteen Week Periods Ended September 30,		Fifty-Two Week Periods Ended September 30,
	2007	2006	2007	2006
Net Income	$24,675	$15,222	$88,645	$25,117
Depreciation and Amortization	6,912	4,149	23,952	16,111
Interest Expense, net	25,447	18,046	91,767	76,732
Income Tax Provision	15,422	12,268	53,426	16,318

EBITDA	72,456	49,685	257,790	134,278

Add: As Defined Adjustments:
Deferred Compensation Costs (1)	687	555	2,027	(1,405)
Stock Option Expense (2)	1,018	947	3,455	1,775
Acquisition-Related Costs (3)	2,229	891	9,279	1,682
Write Down of PPE Held for Sale (4)	164	—	466	—
IPO Related Option Vesting (5)	—	—	—	618
Public Equity Offering Costs (6)	—	—	1,691	2,650
One-Time Special Bonus (7)	—	—	—	6,222
Refinancing Costs (8)	—	161	—	48,617

Gross Adjustments to EBITDA	4,098	2,554	16,918	60,159

EBITDA As Defined	$76,554	$52,239	$274,708	$194,437

EBITDA As Defined, Margin(9)	45.6%	45.1%	46.3%	44.7%

(1)

Represents the expenses (income) recognized by TransDigm Group under its deferred compensation plans. The amount reflected above for the fifty-two week period ended September 30, 2006 includes a reversal of previously recorded amounts charged to expense of $3.8 million resulting from the termination of two deferred compensation plans.

(2)	Represents the non-cash compensation expense recognized by TransDigm Group under its stock plans.
(3)

Represents costs incurred to integrate acquired businesses into TransDigm Group's operations, purchase accounting adjustments to inventory that were charged to cost of sales when the inventory was sold, facility relocation costs and other acquisition-related costs.

(4)	Represents the write-down of certain property to its fair value that has been reclassified as held for sale in fiscal 2007.
(5)

Represents the non-cash compensation expense recorded in accordance with TransDigm Group's 2003 stock option plan in connection with the vesting of performance based options resulting from the sale in the initial public offering of a portion of the shares owned by certain of the investors who financed, in part, TransDigm Group's acquisition of TransDigm Holding Company in July 2003.

(6)	Represents costs and expenses incurred by TransDigm Group related to the initial public offering completed in March 2006 or the secondary offering completed in May 2007.
(7)	Represents the one-time special bonus paid to certain members of management in November 2005.
(8)

Represents the costs incurred in connection with the refinancing completed in June 2006, including premium paid to redeem the 8 3/8% senior subordinated notes of TransDigm Inc. of $25.6 million, the write-off of debt issue costs of $22.9 million and other expenses of $0.1 million.

(9)	The EBITDA As Defined margin represents the amount of EBITDA As Defined as a percentage of net sales.

TRANSDIGM GROUP INCORPORATED

SUPPLEMENTAL INFORMATION

FOR THE THIRTEEN AND FIFTY-TWO WEEK PERIODS ENDED

SEPTEMBER 30, 2007 AND SEPTEMBER 30, 2006

(Amounts in Thousands, except per share data)

(Unaudited)

	Thirteen Week Periods Ended September 30,		Fifty-Two Week Periods Ended September 30,
	2007	2006	2007	2006
Net Income	$24,675	$15,222	$88,645	$25,117

Gross Adjustments to EBITDA	4,098	2,554	16,918	60,159
Purchase Accounting Backlog Amortization	1,336	75	4,151	513
Tax Adjustment	(2,068)	(1,036)	(7,922)	(23,905)

Adjusted Net Income	$28,041	$16,815	$101,792	$61,884

Basic Earnings per Share	$0.53	$0.34	$1.94	$0.57
Diluted Earnings per Share	$0.50	$0.32	$1.83	$0.53

Adjusted Basic Earnings per Share	$0.60	$0.38	$2.23	$1.39
Adjusted Diluted Earnings per Share	$0.57	$0.35	$2.10	$1.31

Weighted-Average Shares Outstanding:
Basic	46,960	44,626	45,630	44,415
Diluted	49,360	47,424	48,542	47,181

TRANSDIGM GROUP INCORPORATED

SELECTED BALANCE SHEET DATA

(Amounts in Thousands)

(Unaudited)

	September 30, 2007	September 30, 2006
Cash and cash equivalents	$105,946	$61,217
Trade accounts receivable - Net	100,094	65,568
Income taxes receivable	4,472	9,366
Inventories	126,763	89,243

Accounts payable	24,753	18,764
Accrued liabilities	42,466	24,675

Long-Term Debt	1,357,854	925,000